                                                                     EXHIBIT 2.2


                                    FORM OF

                            SHARE EXCHANGE AGREEMENT
                                  BY AND AMONG
                            MASTERCARD INCORPORATED,
                     MASTERCARD INTERNATIONAL INCORPORATED
                                      AND
               EACH EUROPAY SHAREHOLDER, OTHER THAN MEPUK AND MCI
                                  DATED AS OF
                                           , 2002

                               TABLE OF CONTENTS

ARTICLE I  EXCHANGE OF SHARES...............................    2
     Section 1.1.   Exchange of Shares......................    2
     Section 1.2.   Closing.................................    2
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE EPI
  SHAREHOLDER...............................................    3
     Section 2.1.   Organization............................    3
     Section 2.2.   Authority...............................    3
     Section 2.3.   Title...................................    3
     Section 2.4.   No Conflicts............................    3
     Section 2.5.   Brokers.................................    3
     Section 2.6.   Taxation and Accounting Matters.........    3
ARTICLE III  REPRESENTATIONS AND WARRANTIES OF MC GLOBAL AND
  MCI.......................................................    4
     Section 3.1.   Representations and Warranties..........    4
ARTICLE IV  CONDITIONS TO OBLIGATIONS.......................    4
     Section 4.1.   Conditions to Obligations of the EPI
      Shareholder...........................................    4
     Section 4.2.   Conditions to Obligations of MC Global
      and MCI...............................................    4
ARTICLE V  INDEMNIFICATION..................................    4
     Section 5.1.   Survival................................    4
     Section 5.2.   Indemnification by the EPI
      Shareholder...........................................    4
ARTICLE VI  MISCELLANEOUS...................................    4
     Section 6.1.   Notices.................................    4
     Section 6.2.   Waiver of Preemptive Rights.............    4
     Section 6.3.   Entire Agreement........................    4
     Section 6.4.   Waiver..................................    4
     Section 6.5.   Amendment...............................    5
     Section 6.6.   No Third Party Beneficiary..............    5
     Section 6.7.   No Assignment; Binding Effect...........    5
     Section 6.8.   Headings................................    5
     Section 6.9.   Consent to Jurisdiction and Service of
      Process...............................................    5
     Section 6.10.  Governing Law...........................    5
     Section 6.11.  Counterparts............................    5

                                    EXHIBITS

EXHIBIT A  Share Exchange and Integration Agreement
EXHIBIT B  Certificate of Incorporation of MC Global
EXHIBIT C  Bylaws of MC Global
EXHIBIT D  Agreement and Plan of Merger

                                    FORM OF

                            SHARE EXCHANGE AGREEMENT

     This SHARE EXCHANGE AGREEMENT (this "AGREEMENT") is entered into as of
          , 2002, by and among MasterCard Incorporated, a Delaware corporation ("MC GLOBAL"), MasterCard International Incorporated, a Delaware non-stock corporation ("MCI"), and the undersigned shareholder (the "EPI SHAREHOLDER") of Europay International S.A., a company limited by shares organized and existing under the laws of Belgium ("EPI").

                                    RECITALS

     WHEREAS, MCI operates a global payments system that supports a family of proprietary brands including the MasterCard(R) and Cirrus(R) brands;

     WHEREAS, EPI operates a European payments system that supports a family of proprietary brands including the Eurocard(R), ec eurocheque(R) and ec Picto(R) brands;

     WHEREAS, MCI and EPI jointly operate a global payment system that supports the Maestro(R) brand;

     WHEREAS, MCI and EPI are parties to an Alliance Agreement, dated as of November 14, 1996 (the "ALLIANCE AGREEMENT"), and a Maestro Agreement, dated as of June 19, 1997 (the "MAESTRO AGREEMENT"), under which EPI was delegated certain authority to manage the licensing of MCI's brands and Maestro(R) brands, respectively, to European financial institutions;

     WHEREAS, the Board of Directors of MCI and the Board of Directors of EPI have each approved a transaction in which the business, assets and operations of MCI and EPI will be combined into a single global enterprise, the parent of which will be known as "MasterCard Incorporated" and immediately thereafter the Alliance Agreement and the Maestro Agreement will be terminated;

     WHEREAS, the EPI Shareholder owns the number of capital shares, no par value, of EPI set forth on the signature page hereof (the "EPI SHARES");

     WHEREAS, MC Global, MCI and EPI have entered into a Share Exchange and Integration Agreement, dated as of February 13, 2002, as amended, modified, supplemented or restated from time to time (the "INTEGRATION AGREEMENT"), pursuant to which the business, assets and operations of MCI and EPI will be combined into a single global enterprise to be known as "MasterCard Incorporated," a copy of which is attached in the form of Exhibit A hereto;

     WHEREAS, the certificate of incorporation and the bylaws of MC Global, as they will be in effect at the time of Closing, are attached in the form of Exhibits B and C hereto, respectively;

     WHEREAS, in accordance with the terms of the Agreement and Plan of Merger attached in the form of Exhibit D hereto, the existing principal, association and travelers cheque membership interests in MCI will be converted (the "CONVERSION") into Class A membership interests in MCI and shares of class A common stock, par value $.01 per share, of MC Global (the "MC GLOBAL CLASS A STOCK") and class B common stock, par value $.01 per share, of MC Global (the "MC GLOBAL CLASS B STOCK");

     WHEREAS, in accordance with the terms of the Integration Agreement, the MC Global Class A Stock and the MC Global Class B Stock represent the equity rights associated with the existing Principal Membership Interests and the Class A membership interests represent a continuation of the rights associated with the existing Principal Membership Interests pursuant to which each Principal Member acts as a licensee of MCI in accordance with their existing license agreements with MCI, which license agreements shall remain in effect in accordance with their terms following the Conversion; and

     WHEREAS, in accordance with the terms of the Integration Agreement, immediately following the Conversion, the EPI Shareholders, other than MCI and MasterCard/Europay U.K. Limited, a company limited by shares organized and existing under the laws of the United Kingdom ("MEPUK"), will exchange their EPI Shares for such number of shares of MC Global Class A Stock and MC Global Class B Stock (the "EPI SHARE EXCHANGE") that, together with the shares of MC Global Class A Stock and MC Global Class B

Stock received by or for the benefit of European members of MCI in the Conversion and the shareholders of MEPUK in the MEPUK Share Exchange (as defined in the Integration Agreement), constitutes 33 1/3% of the total outstanding MC Global Class A Stock and 33 1/3% of the total outstanding MC Global Class B Stock;


     WHEREAS, a total of 18,952,555 shares of MC Global Class A Stock and 3,610,009 shares of MC Global Class B Stock will be issued to the EPI Shareholders, other than MCI and MEPUK, in the EPI Share Exchange;


     WHEREAS, for United States federal income tax purposes, the parties intend that the transactions contemplated by this Agreement and the related documents, including (i) the Conversion, pursuant to which, in substance, the principal members, association members and travelers cheque members of MCI will effectively transfer to MC Global the equity rights associated with their membership interests, in the form of a Class B membership interest in MCI, and retain the rights as licensees associated with their existing membership interests in the form of Class A membership interests in MCI and their existing license agreements with MCI, (ii) the Share Exchange (as defined in the Integration Agreement) and (iii) the reallocations of shares of MC Global Class A Stock and MC Global Class B Stock among the shareholders of MC Global, shall together constitute an integrated series of transactions consisting solely of transfers of property to MC Global in exchange for shares of MC Global Class A Stock and MC Global Class B Stock described in Section 351(a) of the Internal Revenue Code of 1986, as amended;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                               EXCHANGE OF SHARES

     Section 1.1. Exchange of Shares. As of the Closing, and immediately following the Conversion:

          (a) the EPI Shareholder will assign and transfer to MC Global good and valid title in and to the EPI Shares, free and clear of any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale contract, title retention contract or other contract to give any of the foregoing (each, a "LIEN"), by registering such transfer or causing it to be registered on the books and records of EPI following which EPI shall deliver the EPI Shares or other evidence of such assignment and transfer to MC Global; and

          (b) MC Global will issue to the EPI Shareholder        shares of MC
     Global Class A Stock and        shares of MC Global Class B Stock in
     exchange for the shares of capital stock of EPI held by such EPI Shareholder; and immediately thereafter, and as an integral part of the integrated series of transactions contemplated by the Integration Agreement and this Agreement, the shares of MC Global Class A Stock and MC Global Class B Stock shall be reallocated in accordance with Section 1.3(a) of the Integration Agreement.

     Section 1.2. Closing. The EPI Share Exchange shall take place at the offices of Clifford Chance Rogers & Wells LLP, 200 Park Avenue, New York, New York 10166 (or such other place as the parties may agree in writing) immediately following the Conversion on the Closing Date (the "CLOSING").

                                   ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF THE EPI SHAREHOLDER

     The EPI Shareholder hereby represents and warrants to MC Global and MCI as to the matters set forth below:

          Section 2.1. Organization. The EPI Shareholder is duly organized, validly existing under the laws of its jurisdiction of organization and has all requisite power and authority to own, use and lease its assets and properties and to conduct its business as and to the extent presently conducted.

          Section 2.2. Authority. The EPI Shareholder has all requisite power and legal capacity to execute and deliver this Agreement. The execution, delivery and performance by the EPI Shareholder of this Agreement have been duly and validly authorized by all necessary corporate and shareholder action. This Agreement has been duly and validly executed and delivered by the EPI Shareholder and constitutes a valid and legally binding obligation of the EPI Shareholder enforceable against the EPI Shareholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          Section 2.3. Title. The EPI Shareholder is the sole owner of the EPI Shares identified on Schedule I hereto as being owned by the EPI Shareholder. Upon the delivery to MC Global at the Closing of a certificate or certificates representing the Shares owned by the EPI Shareholder in the manner set forth in Article I, the EPI Shareholder will convey to MC Global, good and marketable title to the Shares held by the EPI Shareholder, in each case free and clear of all Liens.

          Section 2.4. No Conflicts. The execution and delivery by the EPI Shareholder of this Agreement, do not, and the performance by the EPI Shareholder of its obligations under this Agreement will not:

             (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate or articles of incorporation or by-laws (or other comparable charter documents) of the EPI Shareholder;

             (b) conflict with or result in a violation or breach of any term or provision of any statute, order, rule or regulation of any government body or regulatory authority having jurisdiction over the EPI Shareholder; or

             (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require the EPI Shareholder to obtain any consent, approval or action of, make any filing with or give any notice to any person as a result or under the terms of, (iv) result in or give to any person any right of termination, cancellation, acceleration or modification in or with respect to, (v) result in or give to any person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under or (vi) result in the creation or imposition of any Lien upon any assets and properties of the EPI Shareholder under, any contract or license to which the EPI Shareholder is a party or by which any of their respective assets and properties is bound.

          Section 2.5. Brokers. Except for Merrill Lynch & Co., whose fees, commissions and expenses have been paid by EPI, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the EPI Shareholder and EPI directly with MC Global and MCI without the intervention of any person on behalf of the EPI Shareholder or EPI in such manner as to give rise to any valid claim by any person against MC Global, MCI, EPI or any of their subsidiaries for a finder's fee, brokerage commission or similar payment.

          Section 2.6. Taxation and Accounting Matters. The EPI Shareholder has considered and is fully aware of the taxation and accounting implications of the transactions contemplated in this Agreement.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF MC GLOBAL AND MCI

     Section 3.1. Representations and Warranties. The EPI Shareholder shall benefit from the representations and warranties of MC Global and MCI set forth in Article III of the Integration Agreement as though such representations and warranties were made in this Agreement.

                                   ARTICLE IV

                           CONDITIONS TO OBLIGATIONS

     Section 4.1. Conditions to Obligations of the EPI Shareholder. The obligations of the EPI Shareholder hereunder are subject to the fulfillment, at or before the Closing, of all of the conditions to the obligations of EPI set forth in Article VI of the Integration Agreement, except for the consummation of the transactions contemplated hereunder.

     Section 4.2. Conditions to Obligations of MC Global and MCI. The obligations of the MC Global and MCI hereunder are subject to the fulfillment, at or before the Closing, of all of the conditions to the obligations of MC Global and MCI set forth in Article V of the Integration Agreement, except for the consummation of the transactions contemplated hereunder.

                                   ARTICLE V

                                INDEMNIFICATION

     Section 5.1. Survival. Articles II and IV hereof shall survive until the third anniversary of the first day of the first fiscal quarter beginning after the Closing.

     Section 5.2. Indemnification by the EPI Shareholder. The EPI Shareholder shall indemnify MC Global, MCI and each of their respective officers, directors, employees, agents and affiliates in respect of, and hold each of them harmless from and against, any and all losses, claims, damages, liabilities and expenses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of the representations and warranties set forth in Article II hereof.

                                   ARTICLE VI

                                 MISCELLANEOUS

     Section 6.1. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or mailed (first class postage prepaid), if to MC Global or MCI, to 2000 Purchase Street, Purchase, New York 10577-2509, Attention: General Counsel or, if to the EPI Shareholder, to the address set forth below the signature of the EPI Shareholder or such other address as may be specified by the EPI Shareholder in writing.

     Section 6.2. Waiver of Preemptive Rights. The EPI Shareholder hereby waives its preemptive rights under the Bylaws of EPI with respect to the direct or indirect exchange or sale of EPI Shares by any shareholder of EPI in connection with any of the transactions contemplated by the Integration Agreement.

     Section 6.3. Entire Agreement. This Agreement, including all exhibits, schedules and annexes hereto, supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

     Section 6.4. Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

     Section 6.5. Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

     Section 6.6. No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person other than any person entitled to indemnity under Article IV.

     Section 6.7. No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     Section 6.8. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

     Section 6.9. Consent to Jurisdiction and Service of Process. The EPI Shareholder hereby irrevocably appoints Sullivan & Cromwell, at its office at 125 Broad Street, New York, New York 10004, its lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding arising in connection with this Agreement and upon whom such process may be served, with the same effect as if such party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that in the case of any service upon such agent and attorney, the party effecting such service shall also deliver a copy thereof to the EPI Shareholder, as applicable, at the address and in the manner specified in Section 6.1. The EPI Shareholder will enter into such agreements with such agents as may be necessary to constitute and continue the appointment of such agents hereunder. In the event that such agent and attorney resigns or otherwise becomes incapable of acting as such, the EPI Shareholder will appoint a successor agent and attorney in New York, New York, reasonably satisfactory to MC Global, with like powers. Each party to this Agreement hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in the County of New York in any such action, suit or proceeding, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein).

     Section 6.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles.

     Section 6.11. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                 [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Share Exchange Agreement as of the date first above written.

                                          MASTERCARD INCORPORATED

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          MASTERCARD INTERNATIONAL INCORPORATED

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          [EPI SHAREHOLDER]

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          Address:
                                          --------------------------------------
                                          --------------------------------------
                                          --------------------------------------
                                          Number of Shares: